As filed with the Securities and Exchange Commission on October 27, 2017

File No. 811-09739

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 21	☒
(Check appropriate box or boxes)

Master Large Cap Series LLC

(Exact Name of Registrant as Specified in Charter)

100 Bellevue Parkway

Wilmington, DE 19809

(Address of Principal Executive Offices)

1-800-441-7762

(Registrant’s Telephone Number, Including Area Code)

John M. Perlowski

55 East 52nd Street

New York, New York 10055

United States of America

(Name and Address of Agent for Service)

Copies to:

Counsel for the Registrant:	Benjamin Archibald, Esq.
SIDLEY AUSTIN LLP	BLACKROCK ADVISORS, LLC
787 Seventh Avenue	55 East 52nd Street
New York, New York 10019-6018	New York, New York 10022
Attention: Frank P. Bruno, Esq.

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. This Registration Statement is for Master Large Cap Focus Growth Portfolio (formerly known as Master Large Cap Growth Portfolio) (“Growth Portfolio” or the “Master Portfolio”). The Master Portfolio is a diversified portfolio of Master Large Cap Series LLC (the “Master LLC”).

The Master Portfolio is part of a master-feeder structure. BlackRock Large Cap Focus Growth Fund (formerly known as BlackRock Large Cap Growth Fund) (“Growth Fund”), a series of BlackRock Large Cap Series Funds, Inc. (“Large Cap Series”), is a “feeder” fund that invests all of its assets in the Master Portfolio. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 52 of the Registration Statement on Form N-1A (Securities Act File No. 333-89389 and Investment Company Act File No. 811-09637) of Large Cap Series, as filed with the Securities and Exchange Commission (the “SEC”) on October 26, 2017, and as amended and supplemented from time to time (the “Large Cap Focus Growth Registration Statement”). Part A of the Large Cap Focus Growth Registration Statement includes the prospectuses of Growth Fund.

The Master LLC is an open-end management investment company that was organized on October 19, 1999 as a statutory trust under the laws of the State of Delaware. On June 15, 2007, the Master LLC converted to a Delaware limited liability company. The Master LLC consists of three portfolios: Growth Portfolio, Master Advantage Large Cap Value Portfolio (formerly known as Master Large Cap Value Portfolio) (“Value Portfolio”), and Master Advantage Large Cap Core Portfolio (formerly known as Master Large Cap Core Portfolio) (“Core Portfolio”). BlackRock Advisors, LLC (“BlackRock” or the “Manager”) manages the Master LLC’s investments under the overall supervision of the Board of Directors of the Master LLC (the “Board of Directors”).

Large Cap Series is a series fund currently consisting of five series (each a “Series”): Growth Fund, BlackRock Advantage Large Cap Value Fund (formerly known as BlackRock Large Cap Value Fund) (“Value Fund”), BlackRock Advantage Large Cap Core Fund (formerly known as BlackRock Large Cap Core Fund) (“Core Fund”), BlackRock Event Driven Equity Fund (“Event Driven Equity Fund”) and BlackRock Advantage Large Cap Value Retirement Fund (formerly known as BlackRock Large Cap Value Retirement Portfolio) (“Retirement Value Fund”). Each Series, with the exception of Event Driven Equity Fund, invests all of its assets in interests of a corresponding master portfolio of the Master LLC.

Growth Fund, Value Fund, Core Fund and Retirement Value Fund, as well as BlackRock Balanced Capital Fund, Inc., and any other feeder fund that may invest in the Master LLC, are referred to herein as “Feeder Funds.”

On June 29, 2017, the Board of Directors of each of Large Cap Series and the Master LLC approved a change of the fiscal year of Growth Fund and Growth Portfolio, respectively, from September 30 to June 30.

PART A

October 27, 2017

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 5.	Management

(a) Investment Manager

The Master Portfolio’s investment manager is BlackRock Advisors, LLC.

(b) Portfolio Manager

Name	Since	Title
Lawrence Kemp, CFA	2017	Managing Director of BlackRock, Inc.

Item 6.	Purchase and Sale of Master LLC Interests

Interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Master Portfolio may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Master Portfolio. However, because the Master Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Master Portfolio’s custodian bank by a Federal Reserve Bank).

The Master Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Item 7.	Tax Information

The Master Portfolio’s existence as an entity separate from Growth Fund will be disregarded for Federal income tax purposes, unless and until there is an additional feeder fund of the Master Portfolio, in which case it should be treated as a partnership for Federal income tax purposes. Accordingly, the Master Portfolio will not be subject to any Federal income tax.

Item 8.	Financial Intermediary Compensation

Not applicable.

Item 9.	Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objectives

The investment objective of the Master Portfolio is to seek long-term capital growth. In other words, the Master Portfolio tries to choose investments that will increase in value. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.

(b) Implementation of Investment Objectives

Outlined below are the principal strategies the Master Portfolio uses in seeking to achieve its investment objective.

Under normal circumstances, Growth Portfolio seeks to invest at least 80% of its net assets plus the amount of any borrowings for investment purposes in large cap equity securities and derivatives that have similar economic characteristics to such securities. For purposes of Growth Portfolio’s 80% policy, large cap equity securities are equity securities that at the time of purchase have a market capitalization within the range of companies included in the Russell 1000® Growth Index (the “Russell 1000 Growth Index”). Growth Portfolio primarily intends to invest in equity securities, which include common stock, preferred stock and convertible securities, or other financial instruments that are components of, or have characteristics similar to, the securities included in the Russell 1000 Growth Index. The Russell 1000 Growth Index is a capitalization-weighted index from a broad range of industries chosen for market size, liquidity and industry group representation.

Growth Portfolio is a growth fund that invests primarily in common stock. Growth Portfolio may invest without limitation in the securities of foreign companies in the form of American Depositary Receipts (“ADRs”).

In addition to ADRs, Growth Portfolio may also invest up to 20% of its total assets in other forms of securities of foreign companies, including European Depositary Receipts, which are receipts typically issued in Europe evidencing an ownership arrangement with the foreign company or other securities of foreign companies.

Growth Portfolio may seek to provide exposure to the investment returns of real assets that trade in the commodity markets through investment in commodity-linked derivative instruments and investment vehicles such as exchange-traded funds that invest exclusively in commodities and are designed to provide this exposure without direct investment in physical commodities.

Growth Portfolio may engage in active and frequent trading of portfolio securities to achieve its primary investment strategies.

Outlined below is the investment process the Master Portfolio uses in seeking to achieve its investment objective.

Companies are selected through a process of both top-down macro-economic analysis of economic and business conditions, and bottom-up analysis of the business fundamentals of individual companies. Growth Portfolio will emphasize common stock of companies with mid to large stock market capitalizations; however, Growth Portfolio also may invest in the common stock of small companies. The stocks are selected from a universe of companies that Growth Portfolio management believes have above average growth potential. Growth Portfolio management will make investment decisions based on judgments regarding several valuation parameters relative to anticipated rates of growth in earnings and potential rates of return on equity.

Other Strategies. In addition to the principal strategies discussed above, the Master Portfolio may also invest or engage in the following investments/strategies:

Borrowing — The Master Portfolio may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions, subject to the limits set forth under the Investment Company Act, the rules and regulations thereunder and any applicable exemptive relief.

Emerging Markets Issuers — The Master Portfolio may also invest a portion of its assets in securities of issuers located in emerging markets.

Illiquid/Restricted Securities — The Master Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. The Master Portfolio may also invest in restricted securities, which are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market and therefore may be considered to be illiquid. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public and may be considered to be liquid securities.

Investment Companies — The Master Portfolio has the ability to invest in other investment companies, such as exchange-traded funds, unit investment trusts, and open-end and closed-end funds. The Master Portfolio may invest in affiliated investment companies, including affiliated money market funds and affiliated exchange-traded funds.

Money Market Securities — The Master Portfolio may invest in money market securities or commercial paper.

Real Estate Investment Trusts — The Master Portfolio may invest in real estate investment trusts (“REITs”).

Securities Lending — The Master Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

Temporary Defensive Strategies — As a temporary measure for defensive purposes, the Master Portfolio may invest without limit in cash, cash equivalents or short-term U.S. Government securities. These investments may include high quality, short-term money market instruments such as U.S. Treasury and agency obligations, commercial paper (short-term, unsecured, negotiable promissory notes of a domestic or foreign company), short-term debt obligations of corporate issuers and certificates of deposit and bankers’ acceptances. These investments may adversely affect the Master Portfolio’s ability to meet its investment objective.

(c) Risks

This section contains a discussion of the general risks of investing in the Master Portfolio. As with any fund, there can be no guarantee that the Master Portfolio will meet its investment objective or that the Master Portfolio’s performance will be positive for any period of time. Investors may lose money investing in the Master Portfolio. An investment in the Master Portfolio is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.

Set forth below are the principal risks of investing in the Master Portfolio:

Commodities Related Investments Risk — Exposure to the commodities markets may subject the Master Portfolio to greater volatility than investments in traditional securities. The value of commodity-linked derivative investments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, embargoes, tariffs and international economic, political and regulatory developments.

Convertible Securities Risk — The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risks that apply to the underlying common stock.

Depositary Receipts Risk —The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

Derivatives Risk — The Master Portfolio’s use of derivatives may increase its costs, reduce the Master Portfolio’s returns and/or increase volatility. Derivatives involve significant risks, including:

Volatility Risk — The Master Portfolio’s use of derivatives may reduce the Master Portfolio’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Master Portfolio’s use of derivatives is that the fluctuations in their values may not correlate with the overall securities markets.

Counterparty Risk — Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation.

Market and Liquidity Risk — Some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Master Portfolio to sell or otherwise close a derivatives position could expose the Master Portfolio to losses and could make derivatives more difficult for the Master Portfolio to value accurately. The Master Portfolio could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BlackRock may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Master Portfolio’s derivatives positions to lose value.

Valuation Risk — Valuation may be more difficult in times of market turmoil since many investors and market makers may be reluctant to purchase complex instruments or quote prices for them. Derivatives may also expose the Master Portfolio to greater risk and increase its costs. Certain transactions in derivatives involve substantial leverage risk and may expose the Master Portfolio to potential losses that exceed the amount originally invested by the Master Portfolio.

Hedging Risk — When a derivative is used as a hedge against a position that the Master Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Master Portfolio’s hedging transactions will be effective. The use of hedging may result in certain adverse tax consequences noted below.

Tax Risk — The Federal income tax treatment of a derivative may not be as favorable as a direct investment in an underlying asset and may adversely affect the timing, character and amount of income the Master Portfolio realizes from its investments. As a result, a larger portion of the Master Portfolio’s distributions may be treated as ordinary income rather than capital gains. In addition, certain derivatives are subject to mark-to-market or straddle provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). If such provisions are applicable, there could be an increase (or decrease) in the amount of taxable dividends paid by the Master Portfolio. In addition, the tax treatment of certain derivatives, such as swaps, is unsettled and may be subject to future legislation, regulation or administrative pronouncements issued by the Internal Revenue Service (the “IRS”).

Regulatory Risk — Derivative contracts, including, without limitation, swaps, currency forwards and non-deliverable forwards, are subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) in the United States and under comparable regimes in Europe, Asia and other non-U.S. jurisdictions. Under the Dodd-Frank Act, certain derivatives are subject to margin requirements and swap dealers are required to collect margin from the Master Portfolio with respect to such derivatives. Specifically, regulations are now in effect that require swap dealers to post and collect variation margin (comprised of specified liquid instruments and subject to a required haircut) in connection with trading of over-the-counter (“OTC”) swaps with the Master Portfolio. Shares of investment companies (other than certain money market funds) may not be posted as collateral under these regulations. Requirements for posting of initial margin in connection with OTC swaps will be phased-in through 2020. In addition, regulations adopted by prudential regulators that will begin to take effect in 2019 will require certain bank-regulated counterparties and certain of their affiliates to include in certain financial contracts, including many derivatives contracts, terms that delay or restrict the rights of counterparties, such as the Master Portfolio, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. The implementation of these requirements with respect to derivatives, as well as regulations under the Dodd-Frank Act regarding clearing, mandatory trading and margining of other derivatives, may increase the costs and risks to the Master Portfolio of trading in these instruments and, as a result, may affect returns to investors in the Master Portfolio.

In December 2015, the SEC proposed a new rule to regulate the use of derivatives by registered investment companies, such as the Master Portfolio. If the rule goes into effect, it could limit the ability of the Master Portfolio to invest or remain invested in derivatives. In addition, other future regulatory developments may impact the Master Portfolio’s ability to invest or remain invested in certain derivatives. Legislation or regulation may also change the way in which the Master Portfolio itself is regulated. BlackRock cannot predict the effects of any new governmental regulation that may be implemented on the ability of the Master Portfolio to use swaps or any other financial derivative product, and there can be no assurance that any new governmental regulation will not adversely affect the Master Portfolio’s ability to achieve its investment objective.

Risks Specific to Certain Derivatives Used by the Master Portfolio

Swaps — Swap agreements are two-party contracts entered into for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which can be adjusted for an interest factor. Swap agreements involve the risk that the party with whom the Master Portfolio has entered into the swap will default on its obligation to pay the Master Portfolio and the risk that the Master Portfolio will not be able to meet its obligations to pay the other party to the agreement.

Forward Foreign Currency Exchange Contracts — Forward foreign currency exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Forward foreign currency exchange contracts do not eliminate fluctuations in the value of non-U.S. securities but rather allow the Master Portfolio to establish a fixed rate of exchange for a future point in time. This strategy can have the effect of reducing returns and minimizing opportunities for gain.

Futures — Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. The primary risks associated with the use of futures contracts and options are: (a) the imperfect correlation between the change in market value of the instruments held by the Master Portfolio and the price of the futures contract or option; (b) the possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the investment adviser’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.

Options — An option is an agreement that, for a premium payment or fee, gives the option holder (the purchaser) the right but not the obligation to buy (a “call option”) or sell (a “put option”) the underlying asset (or settle for cash in an amount based on an underlying asset, rate, or index) at a specified price (the “exercise price”) during a period of time or on a specified date. Investments in options are considered speculative. When the Master Portfolio purchases an option, it may lose the total premium paid for it if the price of the underlying security or other assets decreased, remained the same or failed to increase to a level at or failed to increase to a level at or beyond the exercise price (in the case of a call option) or increased, remained the same or failed to decrease to a level at or below the exercise price (in the case of a put option). If a put or call option purchased by the Master Portfolio were permitted to expire without being sold or exercised, its premium would represent a loss to the Master Portfolio. To the extent that the Master Portfolio writes or sells an option, if the decline or increase in the underlying asset is significantly below or above the exercise price of the written option, the Master Portfolio could experience a substantial loss.

Contracts for Difference — Contracts for difference are subject to liquidity risk because the liquidity of contracts for difference is based on the liquidity of the underlying instrument, and are subject to counterparty risk, i.e., the risk that the counterparty to the contracts for difference transaction may be unable or unwilling to make payments or to otherwise honor its financial obligations under the terms of the contract. To the extent that there is an imperfect correlation between the return on the Master Portfolio’s obligation to its counterparty under the contract for difference and the return on related assets in its portfolio, the contracts for difference transaction may increase the Master Portfolio’s financial risk. Contracts for difference, like many other derivative instruments, involve the risk that, if the derivative security declines in value, additional margin would be required to maintain the margin level. The seller may require the Master Portfolio to deposit additional sums to cover this, and this may be at short notice. If additional margin is not provided in time, the seller may liquidate the positions at a loss for which the Master Portfolio is liable. Contracts for difference are not registered with the SEC or any U.S. regulator, and are not subject to U.S. regulation.

Equity Securities Risk — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by the Master Portfolio could decline if the financial condition of the companies the Master Portfolio invests in declines or if overall market and economic conditions deteriorate. The value of equity securities may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, the value may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.

Foreign Securities Risk — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the Master Portfolio will lose money. In particular, the Master Portfolio is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Master Portfolio to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Certain Risks of Holding Master Portfolio Assets Outside the United States — The Master Portfolio generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Master Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Master Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Master Portfolio can earn on its investments and typically results in a higher operating expense ratio for the Master Portfolio than for investment companies invested only in the United States.

Currency Risk — Securities and other instruments in which the Master Portfolio invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Master Portfolio’s portfolio.

Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the Master Portfolio’s ability to purchase or sell foreign securities or transfer the Master Portfolio’s assets or income back into the United States, or otherwise adversely affect the Master Portfolio’s operations.

Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Master Portfolio’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Master Portfolio’s investments.

Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Master Portfolio to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Master Portfolio management to completely and accurately determine a company’s financial condition.

Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Master Portfolio to carry out transactions. If the Master Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Master Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Master Portfolio could be liable for any losses incurred.

European Economic Risk — The European financial markets have recently experienced volatility and adverse trends due to concerns about economic downturns in, or rising government debt levels of, several European countries. These events may spread to other countries in Europe. These events may affect the value and liquidity of certain of the Master Portfolio’s investments.

Responses to the financial problems by European governments, central banks and others, including austerity measures and reforms, may not work, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of their debt could have additional adverse effects on economies, financial markets and asset valuations around the world. In addition, the United Kingdom has voted to withdraw from the European Union, and one or more other countries may withdraw from the European Union and/or abandon the Euro, the common currency of the European Union. The impact of these actions, especially if they occur in a disorderly fashion, is not clear but could be significant and far reaching.

High Portfolio Turnover Risk — The Master Portfolio may engage in active and frequent trading of its portfolio securities. High portfolio turnover (more than 100%) may result in increased transaction costs to the Master Portfolio, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of Master Portfolio securities may result in the realization and/or distribution to shareholders of higher capital gains or losses as compared to a fund with less active trading policies. These effects of higher than normal portfolio turnover may adversely affect Master Portfolio performance.

Investment Style Risk — Under certain market conditions, growth investments have performed better during the later stages of economic expansion. Therefore, this investment style may over time go in and out of favor. At times when the investment style used by the Master Portfolio is out of favor, the Master Portfolio may underperform other equity funds that use different investment styles.

Leverage Risk — Some transactions may give rise to a form of economic leverage. These transactions may include, among others, derivatives, and may expose the Master Portfolio to greater risk and increase its costs. As an open-end investment company registered with the SEC, the Master Portfolio is subject to the federal securities laws, including the Investment Company Act, the rules thereunder, and various SEC and SEC staff interpretive positions. In accordance with these laws, rules and positions, the Master Portfolio must “set aside” liquid assets (often referred to as “asset segregation”), or engage in other SEC- or staff-approved measures, to “cover” open positions with respect to certain kinds of instruments. The use of leverage may cause the Master Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet any required asset segregation requirements. Increases and decreases in the value of the Master Portfolio’s portfolio will be magnified when the Master Portfolio uses leverage.

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Master Portfolio invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Master Portfolio management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

“New Issues” Risk — “New issues” are IPOs of equity securities. Investments in companies that have recently gone public have the potential to produce substantial gains for the Master Portfolio. However, there is no assurance that the Master Portfolio will have access to profitable IPOs and therefore investors should not rely on these past gains as an indication of future performance. The investment performance of the Master Portfolio during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Master Portfolio is able to do so. In addition, as the Master Portfolio increases in size, the impact of IPOs on the Master Portfolio’s performance will generally decrease. Securities issued in IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile or may decline shortly after the IPO. When an IPO is brought to the market, availability may be limited and the Master Portfolio may not be able to buy any shares at the offering price, or, if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like.

Preferred Securities Risk — Preferred securities may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred stock of larger companies.

The Master Portfolio may also be subject to certain other risks associated with its investments and investment strategies, including:

Borrowing Risk — Borrowing may exaggerate changes in the net asset value of Master Portfolio interests and in the return on the Master Portfolio’s portfolio. Borrowing will cost the Master Portfolio interest expense and other fees. The costs of borrowing may reduce the Master Portfolio’s return. Borrowing may cause the Master Portfolio to liquidate positions when it may not be advantageous to do so to satisfy its obligations.

Emerging Markets Risk — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets may include those in countries considered emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Some countries have pervasive corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.

Expense Risk –– Master Portfolio expenses are subject to a variety of factors, including fluctuations in the Master Portfolio’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Master Portfolio’s net assets decrease due to market declines or redemptions, the Master Portfolio’s expenses will increase as a percentage of Master Portfolio net assets. During periods of high market volatility, these increases in the Master Portfolio’s expense ratio could be significant.

Investment in Other Investment Companies Risk — As with other investments, investments in other investment companies, including exchange-traded funds, are subject to market and selection risk. In addition, if the Master Portfolio acquires shares of investment companies, including ones affiliated with the Master Portfolio, interestholders bear both their proportionate share of expenses in the Master Portfolio (including management and advisory fees) and, indirectly, the expenses of the investment companies (to the extent not offset by BlackRock through waivers to the Master Portfolio’s management fees). To the extent the Master Portfolio is held by an affiliated fund, the ability of the Master Portfolio itself to hold other investment companies may be limited.

Liquidity Risk — Liquidity risk exists when particular investments are difficult to purchase or sell. The Master Portfolio’s investments in illiquid securities may reduce the returns of the Master Portfolio because it may be difficult to sell the illiquid securities at an advantageous time or price. To the extent that the Master Portfolio’s principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Master Portfolio will tend to have the greatest exposure to liquidity risk. Liquid investments may become illiquid after purchase by the Master Portfolio, particularly during periods of market turmoil. Illiquid investments may be harder to value, especially in changing markets, and if the Master Portfolio is forced to sell these investments to meet redemption requests or for other cash needs, the Master Portfolio may suffer a loss. In addition, when there is illiquidity in the market for certain securities, the Master Portfolio, due to limitations on illiquid investments, may be subject to purchase and sale restrictions.

Money Market Securities Risk — If market conditions improve while the Master Portfolio has invested some or all of its assets in high quality money market securities, this strategy could result in reducing the potential gain from the market upswing, thus reducing the Master Portfolio’s opportunity to achieve its investment objective.

Real Estate Related Securities Risk — The main risk of real estate-related securities is that the value of the underlying real estate may go down. Many factors may affect real estate values. These factors include both the general and local economies, the amount of new construction in a particular area, the laws and regulations (including zoning and tax laws) affecting real estate and the costs of owning, maintaining and improving real estate. The availability of mortgages and changes in interest rates may also affect real estate values. If the Master Portfolio’s real estate-related investments are concentrated in one geographic area or in one property type, the Master Portfolio will be particularly subject to the risks associated with that area or property type.

REIT Investment Risk — In addition to the risks facing real estate-related securities, such as a decline in property values due to increasing vacancies, a decline in rents resulting from unanticipated economic, legal or technological developments or a decline in the price of securities of real estate companies due to a failure of borrowers to pay their loans or poor management, investments in REITs involve unique risks. REITs may have limited financial resources, may trade less frequently and in limited volume and may be more volatile than other securities. In addition, dividends received by the Master Portfolio from REIT shares and distributed to the Master Portfolio’s shareholders will generally not constitute “qualified dividend income” eligible for the reduced tax rate applicable to qualified dividend income; therefore, the tax rate applicable to that portion of the dividend income attributable to REIT shares held by the Master Portfolio that shareholders of the Master Portfolio will be taxed at a higher rate than dividends eligible for the reduced tax rate applicable to qualified dividend income.

Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Master Portfolio may lose money and there may be a delay in recovering the loaned securities. The Master Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Master Portfolio.

Valuation Risk — The price the Master Portfolio could receive upon the sale of any particular portfolio investment may differ from the Master Portfolio’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Master Portfolio, and the Master Portfolio could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. Pricing services that value fixed-income securities generally utilize a range of market-based and security-specific inputs and assumptions, as well as considerations about general market conditions, to establish a price. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but may be held or transactions may be conducted in such securities in smaller, odd lot sizes. Odd lots often trade at lower prices than institutional round lots. The Master Portfolio’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third-party service providers.

(d) Portfolio Holdings.

For a discussion of the Master Portfolio’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master Portfolio makes its top ten holdings available on a monthly basis at www.blackrock.com generally within 5 business days after the end of the month to which the information applies.

Item 10.	Management, Organization, and Capital Structure.

(a) (1) Manager

BlackRock serves as the manager to the Master Portfolio and manages the Master Portfolio’s investments subject to the oversight of the Board of Directors. While BlackRock is ultimately responsible for the management of the Master Portfolio, it is able to draw upon the trading, research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. BlackRock is an indirect, wholly-owned subsidiary of BlackRock, Inc.

BlackRock was organized in 1994 to perform advisory services for investment companies. BlackRock and its affiliates had approximately $5.977 trillion in investment company and other portfolio assets under management as of September 30, 2017.

The Master LLC, on behalf of the Master Portfolio, has entered into an investment management agreement with BlackRock (the “Management Agreement”) pursuant to which BlackRock receives as compensation for its services to the Master Portfolio 0.50% of Growth Portfolio’s average daily net assets not exceeding $5 billion and 0.45% of Growth Portfolio’s average daily net assets in excess of $5 billion.

BlackRock has contractually agreed to waive the management fee with respect to any portion of the Master Portfolio’s assets estimated to be attributable to investments in other equity and fixed-income mutual funds and exchange-traded funds managed by BlackRock or its affiliates that have a contractual management fee, through October 31, 2019. The contractual agreement may be terminated upon 90 days’ notice by a majority of the non-interested directors of the Master LLC or by a vote of a majority of the outstanding voting securities of the Master Portfolio.

BlackRock has voluntarily agreed to waive its management fees by the amount of investment advisory fees the Master Portfolio pays to BlackRock indirectly through its investment in affiliated money market funds.

On June 29, 2017, the Board of Directors of each of Large Cap Series and the Master LLC approved a change of the fiscal year of Growth Fund and Growth Portfolio, respectively, from September 30 to June 30.

For the fiscal year ended September 30, 2016, BlackRock received management fees, net of any applicable waivers, at the annual rate of 0.50% of the average daily net assets of the Master Portfolio. For the period October 1, 2016 to June 30, 2017, BlackRock received management fees, net of any applicable waivers, at the annual rate of 0.50% of the average daily net assets of the Master Portfolio.

A discussion of the basis of the Board of Directors’ approval of the Master Portfolio’s investment advisory arrangements is included in Growth Fund’s annual shareholder report for the fiscal year ended June 30, 2017.

Conflicts of Interest. The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and The PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Master Portfolio and its shareholders.

BlackRock and its Affiliates provide investment management services to other funds and discretionary managed accounts that follow investment programs similar to those of the Master Portfolio. BlackRock and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Master Portfolio. One or more Affiliates act or may act as an investor, investment banker, research provider, investment manager, commodity pool operator, commodity trading advisor, financier, underwriter, adviser, market maker, trader, prime broker, lender, index provider, agent and principal, and have other direct and indirect interests in securities, currencies, commodities, derivatives and other instruments in which the Master Portfolio may directly or indirectly invest. Thus, it is likely that the Master Portfolio will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from, entities for which an Affiliate performs or seeks to perform investment banking or other services. Specifically, the Master Portfolio may invest in securities of, or engage in other transactions with, companies with which an Affiliate has developed or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments or other interests. The Master Portfolio also may invest in securities of, or engage in other transactions with, companies for which an Affiliate provides or may in the future provide research coverage. An Affiliate may have business relationships with, and purchase, or distribute or sell services or products from or to, distributors, consultants or others who recommend the Master Portfolio or who engage in transactions with or for the Master Portfolio, and may receive compensation for such services. The Master Portfolio may also make brokerage and other payments to Affiliates in connection with the Master Portfolio’s portfolio investment transactions. An Affiliate may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Master Portfolio and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Master Portfolio. This may include transactions in securities issued by other open-end and closed-end investment companies (which may include investment companies that are affiliated with the Master Portfolio and BlackRock, to the extent permitted under the Investment Company Act). The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by the Master Portfolio and may result in an Affiliate having positions in certain securities that are senior or junior to, or have interests different from or adverse to, the securities that are owned by the Master Portfolio.

No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Master Portfolio. As a result, an Affiliate may compete with the Master Portfolio for appropriate investment opportunities. The results of the Master Portfolio’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Master Portfolio could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

In addition, the Master Portfolio may, from time to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Master Portfolio. Transactions by one or more Affiliate-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Master Portfolio. The Master Portfolio’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates and/or their internal policies designed to comply with such restrictions.

Under a securities lending program approved by the Board of Directors, the Master LLC, on behalf of the Master Portfolio, has retained BlackRock Investment Management, LLC, an Affiliate of BlackRock, to serve as the securities lending agent for the Master Portfolio to the extent that the Master Portfolio participates in the securities lending program. For these services, the lending agent will receive a fee from the Master Portfolio, including a fee based on the returns earned on the Master Portfolio’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Master Portfolio may lend its portfolio securities under the securities lending program.

The activities of Affiliates may give rise to other conflicts of interest that could disadvantage the Master Portfolio and its shareholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this registration statement for further information.

(a)(2) Portfolio Manager

Information about the Master Portfolio’s portfolio manager is provided below.

Name	Primary Role	Since	Title and Recent Biography
Lawrence Kemp, CFA	Primarily responsible for the day-to-day management of the Master Portfolio’s portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2017	Managing Director of BlackRock, Inc. since 2012; Prior to joining BlackRock, Inc., Mr. Kemp was a Managing Director at UBS Global Asset Management.

For more information about the portfolio managers, including other accounts managed, compensation, ownership of Master Portfolio interests, and possible conflicts of interest, please see Part B of this Registration Statement.

(a)(3) Legal Proceedings.

On May 27, 2014, certain purported investors in the BlackRock Global Allocation Fund, Inc. (“Global Allocation”) and the BlackRock Equity Dividend Fund (“Equity Dividend”) filed a consolidated complaint (the “Consolidated Complaint”) in the United States District Court for the District of New Jersey against BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock International Limited (collectively, the “Defendants”) under the caption In re BlackRock Mutual Funds Advisory Fee Litigation. The Consolidated Complaint, which purports to be brought derivatively on behalf of Global Allocation and Equity Dividend, alleges that the Defendants violated Section 36(b) of the Investment Company Act by receiving allegedly excessive investment advisory fees from Global Allocation and Equity Dividend. The Consolidated Complaint seeks, among other things, to recover on behalf of Global Allocation and Equity Dividend all allegedly excessive advisory fees received by the Defendants in the period beginning one year prior to the filing of the lawsuit and ending on the date of judgment, along with purported lost investment returns on those amounts, plus interest. The Defendants believe the claims in the Consolidated Complaint are without merit and intend to vigorously defend the action.

(b) Capital Stock

Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC or the Master Portfolio, investors would be entitled to share, in proportion to their investment in the Master LLC or the Master Portfolio (as the case may be), in the assets of the Master LLC or Master Portfolio available for distribution to investors.

Growth Portfolio is a series of the Master LLC. Each investor is entitled to a vote in proportion to its investment in the Master LLC or the Master Portfolio (as the case may be). Investors in the Master Portfolio will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the Master Portfolio. The Master LLC reserves the right to create and issue interests in additional portfolios.

Investments in the Master LLC may not be transferred, but an investor may withdraw all or any portion of its investment in the Master Portfolio at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of an investor in the Master LLC to withdraw all or any portion of its investment in the Master LLC, please see Item 11 herein.

Item 11.	Shareholder Information.

(a) Pricing of Interests in the Master LLC

Equity securities and other instruments for which market quotations are readily available are valued at market value, which is generally determined using the last reported closing price or, if a reported closing price is not available, the last traded price on the exchange or market on which the security or instrument is primarily traded at the time of valuation. The Master Portfolio values fixed-income portfolio securities and non-exchange traded derivatives using last available bid prices or current market quotations provided by dealers or prices (including evaluated prices) supplied by the Master Portfolio’s approved independent third-party pricing services, each in accordance with valuation procedures approved by the Board of Directors. Pricing services may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values. Pricing services generally value fixed-income securities assuming orderly transactions of institutional round lot size, but the Master Portfolio may hold or transact in such securities in smaller, odd lot sizes. Odd lots often trade at lower prices than institutional round lots. Short-term debt securities with remaining maturities of 60 days or less may be valued on the basis of amortized cost.

Foreign currency exchange rates are generally determined as of the close of business on the NYSE. Foreign securities owned by the Master Portfolio may trade on weekends or other days when the Master Portfolio does not price its shares. As a result, the Master Portfolio’s net asset value may change on days when you will not be able to purchase or redeem the Master Portfolio’s shares.

Generally, trading in foreign securities, U.S. Government securities, money market instruments and certain fixed-income securities is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Master Portfolio’s interest are determined as of such times.

When market quotations are not readily available or are not believed by BlackRock to be reliable, the Master Portfolio’s investments are valued at fair value. Fair value determinations are made by BlackRock in accordance with procedures approved by the Board of Directors. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its lack of liquidity, if BlackRock believes a market quotation from a broker-dealer or other source is unreliable, where the security or other asset or other liability is thinly traded (e.g., municipal securities, certain small cap and emerging growth companies and certain non-U.S. securities) or where there is a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if BlackRock determines, in its business judgment prior to or at the time of pricing the Master Portfolio’s assets or liabilities, that it is likely that the event will cause a material change to the last closing market price of one or more assets or liabilities held by the Master Portfolio. For instance, significant events may occur between the foreign market close and the close of business on the NYSE that may not be reflected in the computation of the Master Portfolio’s net assets. If such event occurs, those instruments may be fair valued. Similarly, foreign securities whose values are affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets may be fair valued.

For certain foreign securities, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign securities following the close of the local markets to the price that might have prevailed as of the Master Portfolio’s pricing time.

Fair value represents a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining the Master Portfolio’s net asset value.

The Master Portfolio may accept orders from certain authorized financial intermediaries or their designees. The Master Portfolio will be deemed to receive an order when accepted by the financial intermediary or designee and the order will receive the net asset value next computed by the Master Portfolio after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

(b) Purchase of Interests in the Master Portfolio

Interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Master Portfolio may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Master Portfolio. However, because the Master Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Master Portfolio’s custodian bank by a Federal Reserve Bank) or, in the case of Growth Fund’s initial investment, in marketable securities acceptable to BlackRock and consistent with the investment objective, policies and restrictions of the Master Portfolio.

The Master Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

(c) Redemption of Interests in the Master Portfolio

An investor in the Master Portfolio may withdraw all or a portion of its investment in the Master Portfolio on any day the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master Portfolio. The proceeds of the withdrawal will be paid by the Master Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. The right of an investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. The Master Portfolio may reject a withdrawal request under certain circumstances. Investments in the Master Portfolio may not be transferred.

(d) Dividends and Distributions: Not Applicable

(e) Frequent Purchase and Redemption of Master Portfolio Interests

The Master Portfolio does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master Portfolio is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures to prevent such trading. However, the Master Portfolio may be adversely affected by short-term trading in shares of Growth Fund. See “Account Information — Short-Term Trading Policy” in Part A of the Large Cap Focus Growth Registration Statement for more information.

(f) Tax Consequences

The Master Portfolio intends to operate as a disregarded entity for Federal income tax purposes, unless and until there is an additional feeder fund of the Master Portfolio, in which case it should be treated as a partnership for Federal income tax purposes. Accordingly, the Master Portfolio will not be subject to any Federal income tax. Based upon the status of the Master Portfolio as a partnership (or a disregarded entity), Growth Fund will take into account its share of the Master Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code. The determination of Growth Fund’s share of the Master Portfolio’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code and the regulations promulgated thereunder.

Item 12.	Distribution Arrangements.

(a) Sales Loads. Not Applicable.

(b) 12b-1 Fees. Not Applicable.

(c) Multiple Class and Master/Feeder Funds.

The Master Portfolio is part of a master/feeder structure. The Master Portfolio is a series of the Master LLC. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from Growth Portfolio, Value Portfolio or Core Portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Large Cap Focus Growth Registration Statement under “Account Information — Master/Feeder Structure.”

The Master LLC’s placement agent is BlackRock Investments, LLC.

PART B

October 27, 2017

MASTER LARGE CAP SERIES LLC

MASTER LARGE CAP FOCUS GROWTH PORTFOLIO

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 14.	Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Large Cap Focus Growth Portfolio (formerly known as Master Large Cap Growth Portfolio) (“Growth Portfolio” or the “Master Portfolio”), a series of Master Large Cap Series LLC (the “Master LLC”), dated October 27, 2017 as it may be revised from time to time (the “Master Portfolio’s Part A”). To obtain a copy of this Registration Statement, please call the Master LLC at (800) 441-7762, or write to the Master LLC at P.O. Box 9819, Providence, Rhode Island 02940-8019. The Master Portfolio’s Part A is incorporated herein by reference and this Part B is incorporated by reference into the Master Portfolio’s Part A.

The Master Portfolio is part of a master-feeder structure. BlackRock Large Cap Focus Growth Fund (formerly known as BlackRock Large Cap Growth Fund) (“Growth Fund”), a series of BlackRock Large Cap Series Funds, Inc. (“Large Cap Series”), is a feeder fund that invests all of its assets in the Master Portfolio. As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 52 of the Registration Statement on Form N-1A (Securities Act File No. 333-89389 and Investment Company Act File No. 811-09637) of Large Cap Series, as filed with the Securities and Exchange Commission (the “SEC”) on October 26, 2017, as amended or supplemented from time to time (the “Large Cap Focus Growth Registration Statement”). Part A of the Large Cap Focus Growth Registration Statement includes the prospectuses of Growth Fund. Part B of the Large Cap Focus Growth Registration Statement includes the statement of additional information of Growth Fund.

The Master LLC consists of three portfolios: Growth Portfolio, Master Advantage Large Cap Value Portfolio (formerly known as Master Large Cap Value Portfolio) (“Value Portfolio”) and Master Advantage Large Cap Core Portfolio (formerly known as Master Large Cap Core Portfolio) (“Core Portfolio”).

Large Cap Series is a series fund currently consisting of five series (each a “Series”): Growth Fund, BlackRock Advantage Large Cap Value Fund (formerly known as BlackRock Large Cap Value Fund) (“Value Fund”), BlackRock Advantage Large Cap Core Fund (formerly known as BlackRock Large Cap Core Fund) (“Core Fund”), BlackRock Event Driven Equity Fund (“Event Driven Equity Fund”) and BlackRock Advantage Large Cap Value Retirement Fund (formerly known as BlackRock Large Cap Value Retirement Portfolio) (“Retirement Value Fund”). Each Series, with the exception of Event Driven Equity Fund, will invest all of its assets in interests of a corresponding master portfolio of the Master LLC.

Growth Fund, Value Fund, Core Fund and Retirement Value Fund, as well as BlackRock Balanced Capital Fund, Inc., BlackRock Core Principal Protected Fund of BlackRock Principal Protected Trust and any other feeder fund that may invest in the Master LLC, are referred to herein as “Feeder Funds.”

Item 15.	Master LLC History.

The Master LLC was organized as a Delaware statutory trust on October 19, 1999. Effective June 15, 2007, the Master LLC was reorganized as a Delaware limited liability company and changed its name from Master Large Cap Series Trust to Master Large Cap Series LLC.

The Master LLC consists of three series: Master Large Cap Focus Growth Portfolio, Master Advantage Large Cap Value Portfolio and Master Advantage Large Cap Core Portfolio.

Item 16.	Description of the Master Portfolio and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 9 of the Master Portfolio’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Master Portfolio, the types of securities purchased by the Master Portfolio, the investment techniques used by the Master Portfolio, and certain risks relating thereto, as well as other information relating to the Master Portfolio’s investment programs (including information on the Interfund Lending Program, under which the Master Portfolio has the ability to borrow for temporary purposes), is incorporated herein by reference from the section entitled “Investment Objectives and Policies” and “Investment Restrictions” in Part B of the Large Cap Focus Growth Registration Statement and the section entitled “Investment Risks and Considerations” in Part II of Part B of the Large Cap Focus Growth Registration Statement.

Information on the Master Portfolio’s policies and procedures with respect to the selective disclosure of its portfolio holdings is incorporated herein by reference to the section entitled “Selective Disclosure of Portfolio Holdings” in Part II of Part B of the Large Cap Focus Growth Registration Statement.

Item 17.	Management of the Master LLC.

(a) Management Information

The Board of Directors of the Master LLC (the “Board”) consists of thirteen individuals (each a “Director”), eleven of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act (the “Independent Directors”). The same individuals also serve on the Board of Directors of the Large Cap Series. The registered investment companies advised by BlackRock Advisors, LLC (“BlackRock” or the “Manager”) or its affiliates (the “BlackRock-advised Funds”) are organized into one complex of closed-end funds (the “Closed-End Complex”), two complexes of open-end funds (the “Equity-Liquidity Complex” and the “Equity-Bond Complex”) and one complex of exchange-traded funds (each, a “BlackRock Fund Complex”). The Master LLC is included in the BlackRock Fund Complex referred to as the Equity-Liquidity Complex. The Directors also oversee as board members the operations of the other open-end registered investment companies included in the Equity-Liquidity Complex.

The Board has overall responsibility for the oversight of the Master LLC and the Master Portfolio. The Chair of the Board is an Independent Director, and the Chair of each Board committee (each, a “Committee”) is an Independent Director. The Board has five standing Committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee, a Performance Oversight and Contract Committee and an Executive Committee. The role of the Chair of the Board is to preside at all meetings of the Board, and to act as a liaison with service providers, officers, attorneys, and other Directors generally between meetings. The Chair of each Committee performs a similar role with respect to the Committee. The Chair of the Board or the Chair of a Committee may also perform such other functions as may be delegated by the Board or the Committee from time to time. The Independent Directors meet regularly outside the presence of Master Portfolio management, in executive session or with other service providers to the Master Portfolio. The Board has regular meetings five times a year, and may hold special meetings if required before its next regular meeting. Each Committee meets regularly to conduct the oversight functions delegated to that Committee by the Board and reports its findings to the Board. The Board and each standing Committee conduct annual assessments of their oversight function and structure. The

Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise independent judgment over management and to allocate areas of responsibility among Committees and the full Board to enhance effective oversight.

The Board has engaged the Manager to manage the Master Portfolio on a day-to-day basis. The Board is responsible for overseeing the Manager, other service providers, the operations of the Master Portfolio and associated risks in accordance with the provisions of the Investment Company Act, state law, other applicable laws, the Master LLC’s charter and the Master Portfolio’s investment objective and strategies. The Board reviews, on an ongoing basis, the Master Portfolio’s performance, operations and investment strategies and techniques. The Board also conducts reviews of the Manager and its role in running the operations of the Master Portfolio.

Day-to-day risk management with respect to the Master Portfolio is the responsibility of the Manager or of sub-advisers or other service providers (depending on the nature of the risk), subject to the supervision of the Manager. The Master Portfolio is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. While there are a number of risk management functions performed by the Manager and the sub-advisers or other service providers, as applicable, it is not possible to eliminate all of the risks applicable to the Master Portfolio. Risk oversight forms part of the Board’s general oversight of the Master Portfolio and is addressed as part of various Board and Committee activities. The Board, directly or through a Committee, also reviews reports from, among others, management, the independent registered public accounting firm for the Master Portfolio, sub-advisers, and internal auditors for the Manager or its affiliates, as appropriate, regarding risks faced by the Master Portfolio and management’s or the service provider’s risk functions. The Committee system facilitates the timely and efficient consideration of matters by the Directors and facilitates effective oversight of compliance with legal and regulatory requirements and of the Master Portfolio’s activities and associated risks. The Board has appointed a Chief Compliance Officer, who oversees the implementation and testing of the Master Portfolio’s compliance program and reports to the Board regarding compliance matters for the Master Portfolio and its service providers. The Independent Directors have engaged independent legal counsel to assist them in performing their oversight responsibilities.

The members of the Audit Committee (the “Audit Committee”) are Kenneth L. Urish (Chair), Neil A. Cotty, Claire A. Walton and Frederick W. Winter, all of whom are Independent Directors. The principal responsibilities of the Audit Committee are to approve, and recommend to the full Board for approval, the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “Independent Registered Public Accounting Firm”) and to oversee the Independent Registered Public Accounting Firm’s work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the Independent Registered Public Accounting Firm; (2) approve all audit engagement terms and fees for the Master LLC; (3) review the conduct and results of each independent audit of the Master LLC’s annual financial statements; (4) review any issues raised by the Independent Registered Public Accounting Firm or Master Portfolio management regarding the accounting or financial reporting policies and practices of the Master Portfolio and the internal controls of the Master Portfolio and certain service providers; (5) oversee the performance of the Master Portfolio’s Independent Registered Public Accounting Firm; (6) review and discuss with management and the Master Portfolio’s Independent Registered Public Accounting Firm the performance and findings of the Master Portfolio’s internal auditors; (7) discuss with Master Portfolio management its policies regarding risk assessment and risk management as such matters relate to the Master Portfolio’s financial reporting and controls; (8) resolve any disagreements between Master Portfolio management and the Independent Registered Public Accounting Firm regarding financial reporting; and (9) undertake such other duties and responsibilities as may from time to time be delegated by the Board to the Audit Committee. The Board has adopted a written charter for the Audit Committee. During the twelve months ended June 30, 2017, the Audit Committee met four times.

The members of the Governance and Nominating Committee (the “Governance Committee”) are Cynthia A. Montgomery (Chair), Susan J. Carter, Collette Chilton and Robert C. Robb, Jr., all of whom are Independent Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as Independent Directors of the Master LLC and recommend Independent Director nominees for election by interestholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding

Independent Director compensation; (5) monitor corporate governance matters and develop appropriate recommendations to the Board; (6) act as the administrative committee with respect to Board policies and procedures, committee policies and procedures (other than the Audit Committee) and codes of ethics as they relate to Independent Directors; and (7) undertake such other duties and responsibilities as may from time to time be delegated by the Board to the Governance Committee. The Governance Committee may consider nominations for the office of Director made by the Master LLC’s interestholders as it deems appropriate. The Master LLC’s interestholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. During the twelve months ended June 30, 2017, the Governance Committee met eight times.

The members of the Compliance Committee (the “Compliance Committee”) are Joseph P. Platt (Chair), Neil A. Cotty, Robert C. Robb, Jr. and Claire A. Walton, all of whom are Independent Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the fund-related activities of BlackRock and any sub-adviser and the Master LLC’s third-party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers and recommend changes or additions to such policies and procedures; (2) review information on and, where appropriate, recommend policies concerning the Master LLC’s compliance with applicable law; (3) review reports from, oversee the annual performance review of, and make certain recommendations and determinations regarding the Master LLC’s Chief Compliance Officer (the “CCO”), including determining the amount and structure of the CCO’s compensation and recommending such amount and structure to the full Board for approval and ratification; and (4) undertake such other duties and responsibilities as may from time to time be delegated by the Board to the Compliance Committee. The Board has adopted a written charter for the Compliance Committee. During the twelve months ended June 30, 2017, the Compliance Committee met four times.

The members of the Performance Oversight and Contract Committee (the “Performance Oversight Committee”) are Mark Stalnecker (Chair), Susan J. Carter, Collette Chilton and Frederick W. Winter, all of whom are Independent Directors. The Performance Oversight Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee the Master Portfolio’s investment performance relative to its agreed-upon performance objectives and to assist the Independent Directors in their consideration of investment advisory agreements. The Performance Oversight Committee’s responsibilities include, without limitation, to (1) review information on, and make recommendations to the full Board in respect of, the Master Portfolio’s investment objectives, policies and practices; (2) review information on the Master Portfolio’s investment performance; (3) review information on appropriate benchmarks and competitive universes and unusual or exceptional investment matters; (4) review personnel and other resources devoted to management of the Master Portfolio and evaluate the nature and quality of information furnished to the Performance Oversight Committee; (5) recommend any required action regarding changes in fundamental and non-fundamental investment policies and restrictions, Master Portfolio mergers or liquidations; (6) request and review information on the nature, extent and quality of services provided to the interestholders; (7) make recommendations to the Board concerning the approval or renewal of investment advisory agreements; and (8) undertake such other duties and responsibilities as may from time to time be delegated by the Board to the Performance Oversight Committee. The Board has adopted a written charter for the Performance Oversight Committee. During the twelve months ended June 30, 2017, the Performance Oversight Committee met four times.

The members of the Executive Committee (the “Executive Committee”) are Rodney D. Johnson (Chair) and Collette Chilton, both of whom are Independent Directors, and Barbara G. Novick, who serves as an interested Director. The principal responsibilities of the Executive Committee are to (1) act on routine matters between meetings of the Board, (2) act on such matters as may require urgent action between meetings of the Board; and (3) exercise such other authority as may from time to time be delegated to the Executive Committee by the Board. The Board has adopted a written charter for the Executive Committee. During the twelve months ended June 30, 2017, the Executive Committee held no formal meetings. The Executive Committee met informally numerous times throughout the twelve month period.

The Governance Committee has adopted a statement of policy that describes the experience, qualifications, skills and attributes that are necessary and desirable for potential Independent Director candidates (the “Statement of Policy”). The Board believes that each Independent Director satisfied, at the time he or she was initially elected or appointed a Director, and continues to satisfy, the standards contemplated by the Statement of Policy. Furthermore, in determining that a particular Independent Director was and continues to be qualified to serve as a Director, the Board has considered a variety of criteria, none of which, in isolation, was controlling. The Board believes that, collectively, the Independent Directors have balanced and diverse experience, skills, attributes and qualifications, which allow the Board to operate effectively in governing the Master LLC and protecting the interests of interestholders. Among the attributes common to all Independent Directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the Master Portfolio’s investment adviser, sub-advisers, other service providers, counsel and the Independent Registered Public Accounting Firm, and to exercise effective business judgment in the performance of their duties as Directors.

Each Director’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of the Master LLC and the other funds in the BlackRock Fund Complexes (and any predecessor funds), other investment funds, public companies, non-profit entities or other organizations; ongoing commitment to and participation in Board and Committee meetings, as well as his or her leadership of standing and ad hoc committees throughout the years; or other relevant life experiences.

The table below discusses some of the experiences, qualifications and skills of each of the Directors that support the conclusion that each Director should serve (or continue to serve) on the Board.

Directors	Experience, Qualifications and Skills
Independent Directors
Susan J. Carter	Susan J. Carter has over 35 years of experience in investment management. She has served as President & Chief Executive Officer of Commonfund Capital, Inc. (“CCI”), a registered investment adviser focused on non-profit investors, from 1997 to 2013, Chief Executive Officer of CCI from 2013 to 2014 and Senior Advisor to CCI in 2015. Ms. Carter currently serves as director to Pacific Pension Institute, Advisory Board Member for the Center for Private Equity and Entrepreneurship at Tuck School of Business, Advisory Board Member for Girls Who Invest, and Advisory Board Member for Bridges Ventures. These positions have provided her with insight and perspective on the markets and the economy.

Collette Chilton	Collette Chilton has over 20 years of experience in investment management. She has held the position of Chief Investment Officer of Williams College since October 2006. Prior to that she was President and Chief Investment Officer of Lucent Asset Management Corporation, where she oversaw approximately $40 billion in pension and retirement savings assets for the company. These positions have provided her with insight and perspective on the markets and the economy.

Neil A. Cotty	Neil A. Cotty has more than 30 years of experience in the financial services industry, including 19 years at Bank of America Corporation and its affiliates, where he served, at different times, as the Chief Financial Officer of various businesses including Investment Banking, Global Markets, Wealth Management and Consumer and also served ten years as the Chief Accounting Officer for Bank of America Corporation.

Rodney D. Johnson	Rodney D. Johnson has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has over 25 years of experience as a financial advisor covering a range of engagements, which has broadened his knowledge of and experience with the investment management business. Prior to founding Fairmount Capital Advisors, Inc., Mr. Johnson served as Chief Financial Officer of Temple University for four years. He served as Director of Finance and Managing Director, in addition to a variety of other roles, for the City of Philadelphia, and has extensive experience in municipal finance. Mr. Johnson was also a tenured associate professor of finance at Temple University and a research economist with the Federal Reserve Bank of Philadelphia.

Cynthia A. Montgomery	Cynthia A. Montgomery has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy MLIM funds. The Board benefits from Ms. Montgomery’s more than 20 years of academic experience as a professor at Harvard Business School where she taught courses on corporate strategy and corporate governance. Ms. Montgomery also has business management and corporate governance experience through her service on the corporate boards of a variety of public companies. She has also authored numerous articles and books on these topics.

Joseph P. Platt	Joseph P. Platt has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. Mr. Platt currently serves as general partner at Thorn Partners, LP, a private investment company. Prior to his joining Thorn Partners, LP, he was an owner, director and executive vice president with Johnson and Higgins, an insurance broker and employee benefits consultant. He has over 25 years of experience in the areas of insurance, compensation and benefits. Mr. Platt also serves on the boards of public, private and non-profit companies.

Robert C. Robb, Jr.	Robert C. Robb, Jr. has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. Mr. Robb has over 30 years of experience in management consulting and has worked with many companies and business associations located throughout the United States, including being a former director of PNC Bank Board and a former director of Brinks, Inc. Mr. Robb brings to the Board a wealth of practical business experience across a range of industries.

Mark Stalnecker	Mark Stalnecker has gained a wealth of experience in investing and asset management from his over 13 years of service as the Chief Investment Officer of the University of Delaware as well as from his various positions with First Union Corporation, including Senior Vice President and State Investment Director of First Investment Advisors. The Board benefits from his experience and perspective as the Chief Investment Officer of a university endowment and from the oversight experience he gained from service on various private and non-profit boards.

Kenneth L. Urish	Kenneth L. Urish has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has over 30 years of experience in public accounting. Mr. Urish has served as a managing member of an accounting and consulting firm. Mr. Urish has been determined by the Audit Committee to be an audit committee financial expert, as such term is defined in the applicable SEC rules.

Claire A. Walton	Claire A. Walton has over 25 years of experience in investment management. She has served as the Chief Operating Officer and Chief Financial Officer of Liberty Square Asset Management, LP from 1998 to 2015, an investment manager that specialized in long/short non-U.S. equity investments, and has been an owner and General Partner of Neon Liberty Capital Management, LLC since 2003, a firm focusing on long/short equities in global emerging and frontier markets. These positions have provided her with insight and perspective on the markets and the economy.

Frederick W. Winter	Frederick W. Winter has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. The Board benefits from Mr. Winter’s years of academic experience, having served as a professor and dean emeritus of the Joseph M. Katz Graduate School of Business at the University of Pittsburgh since 2005, and dean thereof from 1997 to 2005. He is widely regarded as a specialist in marketing strategy, marketing management, business-to-business marketing and services marketing. He has also served as a consultant to more than 50 different firms.

Interested Directors
Barbara G. Novick	Barbara G. Novick has extensive experience in the financial services industry, including more than 26 years with BlackRock. Ms. Novick currently is a member of BlackRock’s Global Executive, Global Operating and Corporate Risk Management Committees and chairs BlackRock’s Government Relations Steering Committee. For the first twenty years at BlackRock, Ms. Novick oversaw global business development, marketing and client service across equity, fixed income, liquidity, alternative investment and real estate products, and in her current role, heads BlackRock’s efforts globally on government relations and public policy. Prior to joining BlackRock, Ms. Novick was Vice President of the Mortgage Products Group at the First Boston Corporation and prior to that, was with Morgan Stanley. The Board benefits from Ms. Novick’s wealth of experience and long history with BlackRock and BlackRock’s management practices, investment strategies and products, which stretches back to BlackRock’s founding in 1988.

John M. Perlowski	John M. Perlowski’s experience as Managing Director of BlackRock, Inc. since 2009, as the Head of BlackRock Global Fund & Accounting Services since 2009, and as President and Chief Executive Officer of the BlackRock-advised Funds provides him with a strong understanding of the BlackRock-advised Funds, their operations, and the business and regulatory issues facing the BlackRock-advised Funds. Mr. Perlowski’s prior position as Managing Director and Chief Operating Officer of the Global Product Group at Goldman Sachs Asset Management, and his former service as Treasurer and Senior Vice President of the Goldman Sachs Mutual Funds and as Director of the Goldman Sachs Offshore Funds provides the Board with the benefit of his experience with the management practices of other financial companies.

Biographical Information. Certain biographical and other information relating to the Directors of the Master LLC is set forth below, including their address and year of birth, principal occupations for at least the last five years, length of time served, total number of registered investment companies and investment portfolios overseen in the BlackRock-advised Funds and any currently held public company and investment company directorships.

Name, Address[1] and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[3]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Other Investment Company Directorships Held During Past Five Years
Independent Directors[2]

Rodney D. Johnson 1941	Chair of the Board and Director	Since 2007	President, Fairmount Capital Advisors, Inc. from 1987 to 2013; Member of the Archdiocesan Investment Committee of the Archdiocese of Philadelphia from 2004 to 2012; Director, The Committee of Seventy (civic) from 2006 to 2012; Director, Fox Chase Cancer Center from 2004 to 2011; Director, The Mainstay (non-profit) since 2016.	26 RICs consisting of 144 Portfolios	None

Susan J. Carter 1956	Director	Since 2016	Director, Pacific Pension Institute since 2014; Advisory Board Member, Center for Private Equity and Entrepreneurship at Tuck School of Business since 1997; Senior Advisor, Commonfund Capital, Inc. (“CCI”) (investment adviser) in 2015; Chief Executive Officer, CCI from 2013 to 2014; President & Chief Executive Officer, CCI from 1997 to 2013; Advisory Board Member, Girls Who Invest since 2015; Advisory Board Member, Bridges Ventures since 2016; Trustee, Financial Accounting Foundation since 2017.	26 RICs consisting of 144 Portfolios	None

Name, Address[1] and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[3]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Other Investment Company Directorships Held During Past Five Years
Collette Chilton 1958	Director	Since 2015	Chief Investment Officer, Williams College since 2006; Chief Investment Officer, Lucent Asset Management Corporation from 1998 to 2006.	26 RICs consisting of 144 Portfolios	None

Neil A. Cotty 1954	Director	Since 2016	Bank of America Corporation from 1996 to 2015, serving in various senior finance leadership roles, including Chief Accounting Officer from 2009 to 2015, Chief Financial Officer of Global Banking, Markets and Wealth Management from 2008 to 2009, Chief Accounting Officer from 2004 to 2008, Chief Financial Officer of Consumer Bank from 2003 to 2004, Chief Financial Officer of Global Corporate Investment Bank from 1999 to 2002.	26 RICs consisting of 144 Portfolios	None

Cynthia A. Montgomery 1952	Director	Since 2007	Professor, Harvard Business School since 1989; Director, McLean Hospital from 2005 to 2012.	26 RICs consisting of 144 Portfolios	Newell Rubbermaid, Inc. (manufacturing)

Joseph P. Platt 1947	Director	Since 2007	General Partner, Thorn Partners, LP (private investments) since 1998; Director, WQED Multi-Media (public broadcasting not-for-profit) since 2001; Chair, Basic Health International (non-profit) since 2015.	26 RICs consisting of 144 Portfolios	Greenlight Capital Re, Ltd. (reinsurance company); Consol Energy Inc.

Name, Address[1] and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[3]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Other Investment Company Directorships Held During Past Five Years
Robert C. Robb, Jr. 1945	Director	Since 2007	Partner, Lewis, Eckert, Robb and Company (management and financial consulting firm) since 1981 and Principal since 2010.	26 RICs consisting of 144 Portfolios	None

Mark Stalnecker 1951	Director	Since 2015	Chief Investment Officer, University of Delaware from 1999 to 2013; Trustee, Winterthur Museum and Country Estate from 2001 to 2015; Member of the Investment Committee, Delaware Public Employees’ Retirement System since 2002; Member of the Investment Committee, Christiana Care Health System since 2009; Member of the Investment Committee, Delaware Community Foundation from 2013 to 2014; Director, SEI Private Trust Co. from 2001 to 2014.	26 RICs consisting of 144 Portfolios	None

Kenneth L. Urish 1951	Director	Since 2007	Managing Partner, Urish Popeck & Co., LLC (certified public accountants and consultants) since 1976; Past-Chairman of the Professional Ethics Committee of the Pennsylvania Institute of Certified Public Accountants and Committee Member thereof since 2007; Member of External Advisory Board, The Pennsylvania State University Accounting Department since founding in 2001; Principal, UP Strategic Wealth Investment Advisors, LLC since 2013; Trustee, The Holy Family Institute from 2001 to 2010; President and Trustee, Pittsburgh Catholic Publishing Associates from 2003 to 2008; Director, Inter-Tel from 2006 to 2007.	26 RICs consisting of 144 Portfolios	None

Name, Address[1] and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[3]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Other Investment Company Directorships Held During Past Five Years
Claire A. Walton 1957	Director	Since 2016	Chief Operating Officer and Chief Financial Officer of Liberty Square Asset Management, LP from 1998 to 2015; General Partner of Neon Liberty Capital Management, LLC since 2003; Director, Boston Hedge Fund Group since 2009; Director, Woodstock Ski Runners since 2013; Director, Massachusetts Council on Economic Education from 2013 to 2015.	26 RICs consisting of 144 Portfolios	None

Frederick W. Winter 1945	Director	Since 2007	Director, Alkon Corporation since 1992; Dean Emeritus of the Joseph M. Katz School of Business, University of Pittsburgh, Dean and Professor from 1997 to 2005, Professor until 2013.	26 RICs consisting of 144 Portfolios	None

Interested Directors[4]

Barbara G. Novick 1960	Director	Since 2015	Vice Chairman of BlackRock, Inc. since 2006; Chair of BlackRock’s Government Relations Steering Committee since 2009; Head of the Global Client Group of BlackRock, Inc. from 1988 to 2008.	100 RICs consisting of 218 Portfolios	None

John M. Perlowski 1964	Director, President and Chief Executive Officer	Since 2015 (Director), Since 2010 (President and Chief Executive Officer)	Managing Director of BlackRock, Inc. since 2009; Head of BlackRock Global Fund & Accounting Services since 2009; Managing Director and Chief Operating Officer of the Global Product Group at Goldman Sachs Asset Management, L.P. from 2003 to 2009; Treasurer of Goldman Sachs Mutual Funds from 2003 to 2009 and Senior Vice President thereof from 2007 to 2009; Director of Goldman Sachs Offshore Funds from 2002 to 2009; Advisory Director of Family Resource Network (charitable foundation) since 2009.	127 RICs consisting of 316 Portfolios	None

[1]	The address of each Director is c/o BlackRock, Inc., 55 East 52nd Street, New York, NY 10055.
[2]

Independent Directors serve until their resignation, retirement, removal or death, or until December 31 of the year in which they turn 75. The Board may determine to extend the terms of Independent Directors on a case-by-case basis, as appropriate.

[3]

Following the combination of MLIM and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock fund boards were realigned and consolidated into three new fund boards in 2007. As a result, although the chart shows certain Independent Directors as joining the Board in 2007, those Independent Directors first became members of the boards of other legacy MLIM or legacy BlackRock funds as follows: Rodney D. Johnson, 1995; Cynthia A. Montgomery, 1994; Joseph P. Platt, 1999; Robert C. Robb, Jr., 1999; Kenneth L. Urish, 1999; and Frederick W. Winter, 1999.

[4]

Ms. Novick and Mr. Perlowski are both “interested persons,” as defined in the Investment Company Act, of the Master LLC based on their positions with BlackRock, Inc. and its affiliates. Ms. Novick and Mr. Perlowski are also board members of certain complexes of BlackRock registered open-end and closed-end funds. Ms. Novick is a board member of the BlackRock Closed-End Complex and Mr. Perlowski is also a board member of the BlackRock Equity-Bond Complex and the BlackRock Closed-End Complex.

Certain biographical and other information relating to the officers of the Master LLC is set forth below, including their address and year of birth, principal occupations for at least the last five years and length of time served.

Name, Address[1] and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served as an Officer[2]	Principal Occupation(s) During Past Five Years
Jennifer McGovern 1977	Vice President	Since 2014	Managing Director of BlackRock, Inc. since 2016; Director of BlackRock,
Inc. from 2011 to 2015; Head of Product Structure and Oversight for
BlackRock’s U.S. Wealth Advisory Group since 2013; Vice President of
BlackRock, Inc. from 2008 to 2010.

Neal J. Andrews 1966	Chief Financial Officer	Since 2007	Managing Director of BlackRock, Inc. since 2006; Senior Vice President and Line of Business Head of Fund Accounting and Administration at PNC Global Investment Servicing (U.S.) Inc. from 1992 to 2006.

Jay M. Fife 1970	Treasurer	Since 2007	Managing Director of BlackRock, Inc. since 2007; Director of BlackRock,
Inc. in 2006; Assistant Treasurer of the MLIM and Fund Asset
Management, L.P. advised funds from 2005 to 2006; Director of MLIM
Fund Services Group from 2001 to 2006.

Charles Park 1967	Chief Compliance Officer	Since 2014	Anti-Money Laundering Compliance Officer for the BlackRock-advised
Funds in the Equity-Bond Complex, the Equity-Liquidity Complex and the
Closed-End Complex from 2014 to 2015; Chief Compliance Officer of
BlackRock Advisors, LLC and the BlackRock-advised Funds in the Equity-
Bond Complex, the Equity-Liquidity Complex and the Closed- End
Complex since 2014; Principal of and Chief Compliance Officer for
iShares® Delaware Trust Sponsor LLC since 2012 and BlackRock Fund
Advisors (“BFA”) since 2006; Chief Compliance Officer for the
BFA-advised iShares® exchange traded funds since 2006; Chief Compliance
Officer for BlackRock Asset Management International Inc. since 2012.

Fernanda Piedra 1969	Anti-Money Laundering Compliance Officer	Since 2015	Director of BlackRock, Inc. since 2014; Anti-Money Laundering
Compliance Officer and Regional Head of Financial Crime for the Americas
at BlackRock, Inc. since 2014; Head of Regulatory Changes and
Remediation for the Asset Wealth Management Division of Deutsche Bank
from 2010 to 2014; Vice President of Goldman Sachs (Anti-Money
Laundering/Suspicious Activities Group) from 2004 to 2010.

Benjamin Archibald 1975	Secretary	Since 2012	Managing Director of BlackRock, Inc. since 2014; Director of BlackRock,
Inc. from 2010 to 2013; Secretary of the iShares® exchange traded funds since 2015; Secretary of the BlackRock-advised mutual funds since 2012.

[1]	The address of each Officer is c/o BlackRock, Inc., 55 East 52nd Street, New York, NY 10055.
[2]	Officers of the Master LLC serve at the pleasure of the Board.

(b) Share Ownership

Information relating to each Director’s share ownership in the Master Portfolio and in all BlackRock-advised Funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2016 is set forth in the chart below.

Aggregate Dollar Range of Equity Securities in
Name of Director	Master Portfolio[1]	Supervised Funds
Interested Directors:
Barbara G. Novick	None	Over $100,000
John M. Perlowski	None	Over $100,000
Independent Directors:
Susan J. Carter	None	$50,001-$100,000
Collette Chilton	None	Over $100,000
Neil A. Cotty	Over $100,000	Over $100,000
Rodney D. Johnson	None	Over $100,000
Cynthia A. Montgomery	None	Over $100,000
Joseph P. Platt	None	Over $100,000
Robert C. Robb, Jr.	None	Over $100,000
Mark Stalnecker	None	Over $100,000
Kenneth L. Urish	None	Over $100,000
Claire A. Walton	None	Over $100,000
Frederick W. Winter	None	Over $100,000

[1]	The Master Portfolio does not offer interests for sale to the public.

As of October 2, 2017, the Directors and officers of the Master LLC as a group owned an aggregate of less than 1% of any class of the outstanding interests of the Master LLC. As of December 31, 2016, with one exception, none of the Independent Directors of the Master LLC or their immediate family members owned beneficially or of record any securities of the Master Portfolio’s investment adviser, principal underwriter, or any person directly or indirectly controlling, controlled by, or under common control with such entities. On December 20, 2016, Ms. Carter received 35 shares of common stock of BlackRock, Inc. in an in-kind distribution made in connection with the liquidation of an investment fund; upon learning of such distribution, such shares were sold on January 12, 2017.

(c) Compensation of Directors

Each Director who is an Independent Director is paid as compensation an annual retainer of $275,000 per year for his or her services as a board member of the BlackRock-advised Funds in the Equity-Liquidity Complex, including the Master LLC, and a $15,000 board meeting fee to be paid for each in-person board meeting attended (and may receive a $5,000 board meeting fee for telephonic attendance at board meetings), for up to five board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case by case basis), together with out of pocket expenses in accordance with a board policy on travel and other business expenses relating to attendance at meetings. Each Independent Director receives $10,000 per year for each standing Committee on which he or she serves for up to two standing Committee assignments but is not paid this amount for serving on a Committee which he or she chairs. The Chair of the Boards is paid an additional annual retainer of $120,000. The Chair of the Audit Committees is paid an additional annual retainer of $40,000 and the Chairs of the Compliance Committees, Governance Committees and Performance Oversight Committees are each paid an additional annual retainer of $30,000.

The following table sets forth the compensation paid to the Directors on behalf of the Master Portfolio for the period October 1, 2016 to June 30, 2017 and the fiscal year ended September 30, 2016, and the aggregate compensation paid to them by all BlackRock-advised Funds for the calendar year ended December 31, 2016.

Name	Compensation from Growth Portfolio for the period October 1, 2016 to June 30, 2017[11]	Compensation from Growth Portfolio for the Fiscal Year Ended September 30, 2016	Estimated Annual Benefits Upon Retirement	Aggregate Compensation from the Master LLC and Other BlackRock- Advised Funds[1]
Independent Directors
David O. Beim[2]	$702	$2,967	None	$380,000
Susan J. Carter[3]	$2,116	$2,073	None	$339,203
Collette Chilton	$2,116	$2,892	None	$370,000
Neil A. Cotty[3]	$2,116	$2,073	None	$339,203
Frank J. Fabozzi[4]	None	$806	None	$433,343
Dr. Matina S. Horner[2]	$702	$2,967	None	$380,000
Rodney D. Johnson[5]	$2,637	$3,684	None	$472,500
Herbert I. London[6]	None	$575	None	None
Cynthia A. Montgomery[7]	$2,150	$2,824	None	$362,500
Joseph P. Platt[8]	$2,026	$2,967	None	$380,000
Robert C. Robb, Jr.	$2,116	$2,892	None	$370,000
Toby Rosenblatt[6]	None	$575	None	None
Mark Stalnecker[9]	$2,150	$2,892	None	$370,000
Kenneth L. Urish[10]	$2,220	$3,043	None	$390,000
Claire A. Walton[3]	$2,116	$2,073	None	$339,203
Frederick W. Winter	$2,116	$2,892	None	$370,000
Interested Directors
Barbara G. Novick	None	None	None	None
John M. Perlowski	None	None	None	None

[1]	For the number of BlackRock-advised Funds from which each Director receives compensation, see the Biographical Information chart beginning on page B-7.
[2]

Mr. Beim and Dr. Horner retired as Directors of the Master LLC effective December 31, 2016. Mr. Beim and Dr. Horner also retired as a director or trustee of all other BlackRock-advised Funds effective December 31, 2016.

[3]	Each of Mses. Carter and Walton and Mr. Cotty was elected to serve as a Director of the Master LLC effective February 8, 2016.
[4]

Mr. Fabozzi resigned as a Director of the Master LLC effective February 5, 2016. After his resignation, Mr. Fabozzi served as a consultant to the Board through the first quarter of 2016, and received a fee for such services. Mr. Fabozzi is also a board member of the funds in the Closed-End Complex.

[5]	Chair of the Board.
[6]

Messrs. London and Rosenblatt retired as Directors of the Master LLC effective December 31, 2015. Messrs. London and Rosenblatt also retired as a director or trustee of all other BlackRock-advised Funds effective December 31, 2015.

[7]	Chair of the Governance Committee.
[8]	Chair of the Compliance Committee.
[9]	Chair of the Performance Oversight Committee.
[10]	Chair of the Audit Committee.
[11]	Growth Fund’s and the Master Portfolio’s fiscal year end changed from September 30 to June 30.

(d) Sales Loads. Not Applicable.

(e) Code of Ethics

The Master Portfolio, Growth Fund, the Manager and BlackRock Investment, LLC each has adopted a Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master Portfolio.

(f) Proxy Voting Policies

Information relating to the Master Portfolio’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the Large Cap Focus Growth Registration Statement.

Item 18.	Control Persons and Principal Holders of Securities.

As of September 15, 2017, Large Cap Series owned 100% of the outstanding interests in the Master LLC and, therefore, controlled the Master LLC. BlackRock Balanced Capital Fund, Inc. owned 12.66% of the outstanding interests in the Master LLC. Currently Large Cap Series is comprised of five funds, including Growth Fund. Growth Fund invests in Growth Portfolio and owns 33.96% of Master LLC interests.

All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interests in a master portfolio or in the Master LLC, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate interests of the Master LLC would be able to elect all the Directors. With respect to the election of Directors the Holders of separate master portfolios vote together; they generally vote separately by master portfolio on other matters.

Item 19.	Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 10 in the Master Portfolio’s Part A. Information relating to the investment management and other services provided to the Master Portfolio by the Manager is incorporated herein by reference from Part A of the Large Cap Focus Growth Registration Statement, and from the sub-section entitled “Management, Advisory and Other Service Arrangements,” in Part I and the section entitled “Management and Other Service Arrangements” in Part II of Part B of the Large Cap Focus Growth Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Large Cap Focus Growth Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No	Sections Incorporated by Reference from Part A or Part B of the Large Cap Focus Growth Registration Statement
Item 19(a)	Part I: Management, Advisory and Other Service Arrangements
Part II: Management and Other Service Arrangements

Item 19(c)	Part I: Management, Advisory and Other Service Arrangements
Part II: Management and Other Service Arrangements

Item 19(d)	Part I: Management, Advisory and Other Service Arrangements
Part II: Management and Other Service Arrangements

Item 19(e)	Not Applicable

Item 19(f)	Not Applicable

Item 19(g)	Not Applicable

Item 19(h)	Part A-Back Cover

(b) Principal Underwriter

BlackRock Investments, LLC (“BRIL”), 40 East 52nd Street, New York, New York 10022, an affiliate of BlackRock, acts as placement agent for the Master Portfolio pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master Portfolio.

Item 20.	Portfolio Manager

Lawrence Kemp, CFA, the portfolio manager, is primarily responsible for the day-to-day management of Growth Portfolio.

Information about the portfolio manager’s compensation, other accounts he manages and his ownership of Growth Fund shares is incorporated herein by reference to the section entitled “Management, Advisory and Other Service Arrangements” in Part I of Part B of the Large Cap Focus Growth Registration Statement.

Item 21.	Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocations for or on behalf of the Master Portfolio is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in Part I of Part B of the Large Cap Focus Growth Registration Statement. Information relating to the portfolio turnover is incorporated herein by reference to Growth Fund’s section entitled “Fund Overview — Fees and Expenses of the Fund” in Part A of the Large Cap Focus Growth Registration Statement.

Item 22.	Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 10(b) and Item 11 in the Master Portfolio’s Part A. Under the Master LLC’s Limited Liability Company Agreement, the Directors are authorized to issue interests in the Master Portfolio. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Master Portfolio in which they have invested. Upon liquidation or dissolution of the Master Portfolio, investors are entitled to share in proportion to their investment in the Master Portfolio’s net assets available for distribution to its investors. Interests in the Master Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Master Portfolio generally may not be transferred.

Each investor is entitled to vote in proportion to the amount of its interest in the Master Portfolio or in the Master LLC, as the case may be. Investors in the Master LLC, or in the Master Portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required and has no current intention to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote.

The Master Portfolio shall be dissolved by unanimous consent of the Directors by written notice of dissolution to the Holders of the interests of the Master Portfolio. The Master LLC shall be dissolved upon the dissolution of the last remaining master portfolio of the Master LLC.

The Limited Liability Company Agreement of the Master LLC provides that obligations of the Master LLC and the Master Portfolio are not binding upon the Directors individually but only upon the property of the Master Portfolio and that the Directors will not be liable for any action or failure to act (including without limitation, the failure to compel in any way any former or acting Directors to redress any breach of trust), but nothing in the

Limited Liability Company Agreement protects a Director against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. The Limited Liability Company Agreement provides that the Master LLC may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Master Portfolio, its investors, Directors, officers, employees and agents covering possible tort and other liabilities.

The Master LLC currently consists of three master portfolios, including the Master Portfolio. The Master LLC reserves the right to create and issue interests in a number of additional master portfolios. As indicated above, investors in each master portfolio generally participate equally in the earnings and assets of the particular master portfolio. Investors in each master portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, but investors in all master portfolios vote together in the election or selection of Directors and accountants for the Master LLC. Upon liquidation or dissolution of a master portfolio, the investors in such master portfolio are generally entitled to share in proportion to their investment in the net assets of such master portfolio available for distribution to investors.

Item 23.	Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 11 and Item 12 in the Master Portfolio’s Part A.

(a) Purchase of Interests in the Master Portfolio.

The aggregate net asset value of the shares of the Master Portfolio is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange (“NYSE”) on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., (Eastern time). The Master Portfolio also will determine its net asset value on any day in which there is sufficient trading in its underlying portfolio securities that the net asset value might be affected materially, but only if on any such day the Master Portfolio is required to sell or redeem shares. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Master Portfolio is the value of the securities held by the Master Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to BlackRock, are accrued daily. Each investor in the Master Portfolio may add to or reduce its investment in the Master Portfolio on each day the NYSE is open for trading. The value of each investor’s interest in the Master Portfolio will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Master Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Master Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Master Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors in the Master Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master Portfolio after the close of business on the NYSE or the next determination of net asset value of the Master Portfolio.

Valuation of securities held by the Master Portfolio is as follows:

Equity Investments. Equity securities traded on a recognized securities exchange (e.g., NYSE), separate trading boards of a securities exchange or through a market system that provides contemporaneous transaction pricing information (an “Exchange”) are valued via independent pricing services generally at the Exchange closing price or if an Exchange closing price is not available, the last traded price on that Exchange prior to the time as of which the assets or liabilities are valued. However, under certain circumstances other means of determining current market value may be used. If an equity security is traded on more than one Exchange, the current market value of the security where it is primarily traded generally will be used. In the event that there are no sales involving an equity security held by the Master Portfolio on a day on which the Master Portfolio values such security, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such security. If the Master Portfolio holds both long and short positions in the same security, the last bid price will be applied to securities held long and the last ask price will be applied to securities sold short. If no bid or ask price is available on a day on which the Master Portfolio values such security, the prior day’s price will be used, unless BlackRock determines that such prior day’s price no longer reflects the fair value of the security, in which case such asset would be treated as a fair value asset.

Fixed-Income Investments. Fixed-income securities for which market quotations are readily available are generally valued using such securities’ current market value. The Master Portfolio values fixed-income portfolio securities and non-exchange traded derivatives using the last available bid prices or current market quotations provided by dealers or prices (including evaluated prices) supplied by the Master Portfolio’s approved independent third-party pricing services, each in accordance with valuation procedures approved by the Board. The pricing services may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values, including transaction data (e.g., recent representative bids and offers), credit quality information, perceived market movements, news, and other relevant information and by other methods, which may include consideration of: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; general market conditions; and other factors and assumptions. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but the Master Portfolio may hold or transact in such securities in smaller, odd lot sizes. Odd lots often trade at lower prices than institutional round lots. The amortized cost method of valuation may be used with respect to debt obligations with sixty days or less remaining to maturity unless the Manager and/or Sub-Adviser determine such method does not represent fair value. Loan participation notes are generally valued at the mean of the last available bid prices from one or more brokers or dealers as obtained from independent third-party pricing services. Certain fixed-income investments including asset-backed and mortgage related securities may be valued based on valuation models that consider the estimated cash flows of each tranche of the entity, establish a benchmark yield and develop an estimated tranche specific spread to the benchmark yield based on the unique attributes of the tranche.

Options, Futures, Swaps and Other Derivatives. Exchange-traded equity options for which market quotations are readily available are valued at the mean of the last bid and ask prices as quoted on the Exchange or the board of trade on which such options are traded. In the event that there is no mean price available for an exchange traded equity option held by the Master Portfolio on a day on which the Master Portfolio values such option, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such option. If no bid or ask price is available on a day on which the Master Portfolio values such option, the prior day’s price will be used, unless BlackRock determines that such prior day’s price no longer reflects the fair value of the option in which case such option will be treated as a fair value asset. Over-the-counter (“OTC”) derivatives may be valued using a mathematical model which may incorporate a number of market data factors. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price or settle price as of the close of such exchanges. Swap agreements and other derivatives are generally valued daily based upon quotations from market makers or by a pricing service in accordance with the valuation procedures approved by the Board.

Underlying Funds. Shares of underlying open-end funds are valued at net asset value. Shares of underlying exchange-traded closed-end funds or other exchange-traded funds will be valued at their most recent closing price.

General Valuation Information

In determining the market value of portfolio investments, the Master Portfolio may employ independent third-party pricing services, which may use, without limitation, a matrix or formula method that takes into consideration market indexes, matrices, yield curves and other specified inputs and assumptions. This may result in the securities being valued at a price different from the price that would have been determined had the matrix or formula method not been used. The price the Master Portfolio could receive upon the sale of any particular portfolio investment may differ from the Master Portfolio’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Master Portfolio, and the Master Portfolio could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. The Master Portfolio’s ability to value its investment may also be impacted by technological issues and/or errors by pricing services or other third party service providers.

All cash, receivables and current payables are carried on the Master Portfolio’s books at their face value.

Prices obtained from independent third-party pricing services, broker-dealers or market makers to value the Master Portfolio’s securities and other assets and liabilities are based on information available at the time the Master Portfolio values its assets and liabilities. In the event that a pricing service quotation is revised or updated subsequent to the day on which the Master Portfolio valued such security, the revised pricing service quotation generally will be applied prospectively. Such determination shall be made considering pertinent facts and circumstances surrounding such revision.

In the event that application of the methods of valuation discussed above result in a price for a security which is deemed not to be representative of the fair market value of such security, the security will be valued by, under the direction of, or in accordance with a method approved by the Master LLC’s Board as reflecting fair value. All other assets and liabilities (including securities for which market quotations are not readily available) held by the Master Portfolio (including restricted securities) are valued at fair value as determined in good faith by the Master LLC’s Board or by BlackRock (its delegate). Any assets and liabilities which are denominated in a foreign currency are translated into U.S. dollars at the prevailing rates of exchange.

Certain of the securities acquired by the Master Portfolio may be traded on foreign exchanges or OTC markets on days on which the Master Portfolio’s net asset value is not calculated. In such cases, the net asset value of the Master Portfolio’s interests may be significantly affected on days when investors can neither purchase nor redeem shares of Growth Fund.

Fair Value. When market quotations are not readily available or are believed by BlackRock to be unreliable, the Master Portfolio’s investments are valued at fair value (“Fair Value Assets”). Fair Value Assets are valued by BlackRock in accordance with procedures approved by the Board. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its complete lack of trading, if BlackRock believes a market quotation from a broker-dealer or other source is unreliable (e.g., where it varies significantly from a recent trade, or no longer reflects the fair value of the security or other asset or liability subsequent to the most recent market quotation), or where the security or other asset or liability is only thinly traded or due to the occurrence of a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if BlackRock determines, in its business judgment prior to or at the time of pricing the Master Portfolio’s assets or liabilities, that it is likely that the event will cause a material change to the last exchange closing price or closing market price of one or more assets or liabilities held by the Master Portfolio. On any date the NYSE is open and the primary exchange on which a foreign asset or liability is traded is closed, such asset or liability will be valued using the prior day’s price, provided that BlackRock is not aware of any significant event or other information that would cause such price to no longer reflect the fair value of the asset or liability, in which case such asset or liability would be treated as a Fair Value Asset. For certain foreign securities, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign securities following the close of the local markets to the price that might have prevailed as of the Master Portfolio’s pricing time.

BlackRock, with input from the BlackRock Portfolio Management Group, will submit its recommendations regarding the valuation and/or valuation methodologies for Fair Value Assets to BlackRock’s Valuation Committee. The Valuation Committee may accept, modify or reject any recommendations. In addition, the Master Portfolio’s accounting agent periodically endeavors to confirm the prices it receives from all third-party pricing services, index providers and broker-dealers, and, with the assistance of BlackRock, to regularly evaluate the values assigned to the securities and other assets and liabilities of the Master Portfolio. The pricing of all Fair Value Assets is subsequently reported to the Board or a Committee thereof.

When determining the price for a Fair Value Asset, the BlackRock Valuation Committee (or the Pricing Group) will seek to determine the price that the Master Portfolio might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction. The price generally may not be determined based on what the Master Portfolio might reasonably expect to receive for selling an asset or liability at a later time or if it holds the asset or liability to maturity. Fair value determinations shall be based upon all available factors that the Valuation Committee (or Pricing Group) deems relevant at the time of the determination, and may be based on analytical values determined by BlackRock using proprietary or third-party valuation models.

Fair value represents a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Master Portfolio’s net asset value. As a result, the Master Portfolio’s sale or redemption of its interests at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing interestholders.

Each investor in the Master LLC may add to or reduce its investment in the Master Portfolio on each day the NYSE is open for trading. The value of each investor’s (including Growth Fund’s) interest in the Master Portfolio will be determined as of the close of business on the NYSE by multiplying the net asset value of the Master Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Master Portfolio. The close of business on the NYSE is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Master Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors in the Master Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master Portfolio after the close of business of the NYSE or the next determination of net asset value of the Master Portfolio.

An investor in the Master LLC may withdraw all or a portion of its investment in any master portfolio of the Master LLC on any day the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the master portfolio. The proceeds of the withdrawal will be paid by such master portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in any master portfolio of the Master LLC generally may not be transferred.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to BlackRock and consistent with the investment objective, policies and restrictions of the Master LLC.

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. Interests will normally be redeemed for cash upon receipt of a request in proper form, although the Master LLC retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Master LLC’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. The Master LLC has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master LLC. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the SEC. The right to redeem interests may be suspended or payment upon redemption may be delayed for more than seven days (i) for any period during which trading on the NYSE is restricted as determined by the SEC or during which the NYSE is closed (other than customary weekend and holiday closings), (ii) for any period during which an emergency exists, as defined by the SEC, as a result of which disposal of portfolio securities or determination of the net asset value of a master portfolio of the Master LLC is not reasonably practicable, or (iii) for such other periods as the SEC may by order permit for the protection of interestholders of a master portfolio of the Master LLC. Investments in the Master LLC may not be transferred.

(b) Fund Reorganizations. Not Applicable.

(c) Offering Price. Not Applicable.

(d) Redemption in Kind. See (a) above in this Item 23.

(e) Arrangements Permitting Frequent Purchases and Redemptions of Master Portfolio Interests. Not Applicable.

Item 24.	Taxation of the Master Portfolio and Investors.

The Master Portfolio’s existence as an entity separate from Growth Fund will be disregarded for Federal income tax purposes, unless and until there is an additional feeder fund of the Master Portfolio, in which case it should be treated as a partnership for Federal income tax purposes. Based upon the status of the Master Portfolio as a partnership (or a disregarded entity), each investor in the Master Portfolio takes into account its share of such Master Portfolio’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Internal Revenue Code and Treasury regulations promulgated thereunder.

The Master Portfolio’s fiscal year end is June 30. Although the Master Portfolio will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an investor in the Master Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986 for qualification as a regulated investment company (“RIC”), assuming that the investor invested all of its investable assets in the Master Portfolio.

The Internal Revenue Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98.2% of its net capital gain, determined, in general, on a September 30 year-end basis, plus certain undistributed amounts from previous years. The Master Portfolio intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Master Portfolio’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Certain transactions of the Master Portfolio are subject to special tax rules of the Internal Revenue Code that may, among other things (a) affect the character of realized gains and losses, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of Growth Fund. Special tax rules also will require the Master Portfolio to mark to market certain types of positions held (i.e., treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Master Portfolio intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Funds for the special treatment afforded RICs under the Internal Revenue Code.

If the Master Portfolio purchases shares of an investment company (or similar investment entity) organized under foreign law, Growth Fund, by virtue of its ownership of the Master Portfolio’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in the Master Portfolio, i.e., Growth Fund, may be subject to U.S. federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by Growth Fund as a dividend to its shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in a PFIC. If this election were made, Growth Fund would recognize as ordinary income its share of any increase in the value of such shares held by the Master Portfolio as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value, but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, Growth Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

The Master Portfolio may be subject to taxes imposed by foreign countries on dividend or interest income received from securities of foreign issuers. The United States has entered into tax treaties with many foreign countries which may entitle the Master Portfolio to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Master Portfolio’s assets to be invested within various countries is not known.

A 30% withholding tax is currently imposed on U.S.-source dividends, interest and other income items and will be imposed on proceeds from the sale, redemption or other disposition of property producing U.S.-source dividends and interest paid after December 31, 2018, to (i) foreign financial institutions, including non-U.S. investment funds, unless they agree to collect and disclose to the Internal Revenue Service (“IRS”) information regarding their direct and indirect U.S. account holders and (ii) certain other foreign entities, unless they certify certain information regarding their direct and indirect U.S. owners. To avoid withholding, foreign financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts, agree to withhold tax on certain payments made to noncompliant foreign financial institutions or to account holders that fail to provide the required information, and determine certain other information concerning their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master Portfolio.

Item 25.	Underwriters.

The exclusive placement agent for the Master Portfolio is BRIL, an affiliate of BlackRock. Pursuant to the Placement Agent Agreement, the Master Portfolio agrees to pay the placement agent’s out of pocket costs. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Master Portfolio.

Item 26.	Calculation of Performance Data.

Not Applicable.

Item 27.	Financial Statements.

The audited financial statements of the Master Portfolio, including the report of the independent registered public accounting firm, are incorporated in this Part B by reference to the Annual Report for the year ended June 30, 2017 of Growth Fund. You may request a copy of an Annual Report at no charge by calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern Time, on any business day.

PART C. OTHER INFORMATION

Item 28.	Exhibits.

Exhibit Number		Description
1(a)	—	Certificate of Trust of the Registrant, filed October 19, 1999.(a)

(b)	—	Amended and Restated Declaration of Trust of Registrant, dated December 14, 1999.(g)

(c)	—	Certificate of Conversion Converting Master Large Cap Series Trust to Master Large Cap Series LLC.(g)

(d)	—	Certificate of Formation of Master Large Cap Series LLC.(g)

(e)	—	Limited Liability Company Agreement of the Registrant, dated June 15, 2007.(g)

2	—	Amended and Restated By-Laws of Registrant.(h)

3	—	Copies of instruments defining the rights of shareholders, incorporated by reference to Exhibits 1 and 2 above.

4(a)	—	Form of Investment Management Agreement between the Registrant, on behalf of Master Large Cap Focus Growth Portfolio (formerly known as Master Large Cap Growth Portfolio), Master Advantage Large Cap Value Portfolio (formerly known as Master Large Cap Value Portfolio) and Master Advantage Large Cap Core Portfolio (formerly known as Master Large Cap Core Portfolio), and BlackRock Advisors, LLC (the “Investment Management Agreement”).(f)

(b)	—	Amendment No. 1 to the Investment Management Agreement.*

5	—	Not Applicable.

6	—	Not Applicable.

7	—	Form of Custodian Agreement between the Registrant and Brown Brothers Harriman & Co.(b)

8(a)	—	Form of Placement Agent Agreement between the Registrant and BlackRock Investments, LLC (formerly BlackRock Investments, Inc.).(h)

(b)	—	Form of Fourth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(j)

(c)	—	Form of Third Amended and Restated Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management, LLC.(c)

(d)	—	Form of Administrative Services Agreement between Registrant and State Street Bank and Trust Company.(d)

(e)	—	Form of Administration and Accounting Services Agreement between Registrant and BNY Mellon Investment Servicing (US) Inc.(i)

(f)	—	Form of Seventh Amended and Restated Expense Limitation Agreement by and between Registrant and BlackRock Advisors, LLC.(k)

(g)	—	Form of Master Advisory Fee Waiver Agreement between the Registrant, BlackRock Advisors, LLC and BlackRock Fund Advisors.(l)

9	—	Not Applicable.

10	—	Not required pursuant to Form N-1A General Instructions section B(2)(b).

11	—	Not Applicable.

12	—	Certificate of Merrill Lynch Large Cap Series Funds, Inc. and Mercury Large Cap Series Funds, Inc.(a)

13	—	Not Applicable.

14	—	Not Applicable.

15(a)	—	Code of Ethics of Registrant.(e)

(b)	—	Code of Ethics of BRIL.(e)

(c)	—	Code of Ethics of BlackRock.(e)

16	—	Not Applicable.

*	Filed herewith.
(a)	Filed on December 22, 1999 as an Exhibit to the Registrant’s Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended (File No. 811-09739) (the “Registration Statement”).
(b)	Filed on January 30, 2002 as an Exhibit to Amendment No. 2 to the Registration Statement.
(c)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A of BlackRock California Municipal Opportunities Fund of BlackRock California Municipal Series Trust (File No. 2-96581) filed on January 26, 2015.
(d)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of BlackRock Focus Growth Fund (formerly Merrill Lynch Focus Twenty Fund, Inc.) (File No. 333-89775), filed on March 20, 2001.
(e)	Incorporated by reference to Exhibits 15(a), 15(b) and 15(c) to Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of BlackRock Value Opportunities Fund, Inc. (File No. 2-60836), filed on July 28, 2014.
(f)	Filed on October 2, 2006 as an Exhibit to Amendment No. 7 to the Registration Statement.
(g)	Filed on February 28, 2008 as an Exhibit to Amendment No. 9 to the Registration Statement.
(h)	Filed on March 2, 2009 as an Exhibit to Amendment No. 10 to the Registration Statement.
(i)	Incorporated by reference to Exhibit 8(g) to Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of BlackRock Capital Appreciation Fund, Inc. (File No. 33-47875), filed on January 28, 2013.
(j)	Incorporated by reference to Exhibit 8(i) to Post-Effective Amendment No. 255 to the Registration Statement on Form N-1A of BlackRock Funds II (File No. 333-142592), filed on April 27, 2017.
(k)	Incorporated by reference to Exhibit 8(f) of Post-Effective Amendment No. 50 to the Registration Statement on Form N-1A of Funds For Institutions Series (File No. 33-14190), filed on August 26, 2015.
(l)	Incorporated by reference to Exhibit 8(h) of Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of BlackRock EuroFund (File No. 33-04026), filed on October 27, 2016.

Item 29.	Persons Controlled by or Under Common Control with the Registrant.

The Registrant does not control and is not under common control with any other person.

Item 30.	Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4 of Article VIII of the Registrant’s Limited Liability Company Agreement, Directors, officers, employees and agents of the Master LLC (the “Company”) will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.2 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant’s Limited Liability Company Agreement provides:

Indemnification. The Company shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Company shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.4 of the Registrant’s Limited Liability Company Agreement further provides:

No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Company or any Series against any liability to the Company or any Series to which he or it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Company or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Investment Adviser to the Company or any Series.

As permitted by Article VIII, Section 8.7, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Limited Liability Company Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 31.	Business and Other Connections of Investment Adviser.

See Item 10 in the Registrant’s Part A and Item 19 in Part B of the Registrant’s Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser or any of its officers and directors during the past two years is incorporated herein by reference from Item 31 in Part C of BlackRock Large Cap Series Funds, Inc.’s Registration Statement on Form N-1A.

Item 32.	Principal Underwriters.

(a) BlackRock Investments, LLC (“BRIL”) acts as the principal underwriter or placement agent, as applicable for each of the following open-end registered investment companies including the Registrant:

BBIF Money Fund

BBIF Treasury Fund

BIF Money Fund

BIF Treasury Fund

BlackRock Advantage Global Fund, Inc.

BlackRock Allocation Target Shares

BlackRock Balanced Capital Fund, Inc.

BlackRock Basic Value Fund, Inc.

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.
BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock Focus Growth Fund, Inc.

BlackRock Funds

BlackRock Funds II

BlackRock Funds III

BlackRock Global Allocation Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Long-Horizon Equity Fund

BlackRock Master LLC

BlackRock Mid Cap Dividend Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.
BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Pacific Fund, Inc.

BlackRock Series Fund, Inc.

BlackRock Series, Inc.

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Value Opportunities Fund, Inc.

BlackRock Variable Series Funds, Inc.

FDP Series, Inc.

Funds For Institutions Series

iShares, Inc.

iShares Trust

iShares U.S. ETF Trust

Managed Account Series

Master Bond LLC

Master Focus Growth LLC

Master Institutional Money Market LLC

Master Investment Portfolio

Master Large Cap Series LLC

Master Money LLC

Master Treasury LLC

Master Value Opportunities LLC

Quantitative Master Series LLC

Ready Assets Government Liquidity Fund

Ready Assets U.S.A. Government Money Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust

BRIL also acts as the distributor or placement agent for the following closed-end registered investment companies:

BlackRock Floating Rate Income Strategies Fund, Inc.

BlackRock Health Sciences Trust

BlackRock Preferred Partners LLC

BRIL provides numerous financial services to BlackRock-advised funds and is the distributor of BlackRock’s open-end funds. These services include coordinating and executing Authorized Participation Agreements, preparing, reviewing and providing advice with respect to all sales literature and responding to Financial Industry Regulatory Authority comments on marketing materials.

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address for each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Abigail Reynolds	Chairman and Chief Executive Officer	None
Christopher J. Meade	General Counsel, Chief Legal Officer and Senior Managing Director	None
Saurabh Pathak	Chief Financial Officer and Director	None
Gregory Rosta	Chief Compliance Officer and Vice President	None
Anne Ackerley	Managing Director	None
Blair Alleman	Managing Director	None
Michael Bishopp	Managing Director	None
Lisa Hill	Managing Director	None
Diane Lumley	Managing Director	None
Andrew Dickson	Director and Secretary	None
Terri Slane	Director and Assistant Secretary	None
Katrina Gil	Director	None
Chris Nugent	Director	None
Lourdes Sanchez	Vice President	None
Robert Fairbairn	Member, Board of Managers	None
Salim Ramji	Member, Board of Managers	None
Richard Prager	Member, Board of Managers	None
Christopher Vogel	Member, Board of Managers	None

(c) Not applicable.

Item 33.	Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the rules thereunder are maintained at the offices of:

(a) Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.

(b) BlackRock Investments, LLC, 40 East 52nd Street, New York, New York 10022 (records relating to its functions as placement agent).

(c) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as manager).

(d) BlackRock Investment Management, LLC, 1 University Square Drive, Princeton, New Jersey 08540-6455 (records relating to its functions as former sub-adviser).

(e) State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111 (records relating to its functions as former accounting services provider).

(f) BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as accounting services provider).

(g) Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109 (records relating to its functions as custodian).

Item 34.	Management Services.

Other than as set forth or incorporated by reference in Item 10 of Part A and Item 17 and Item 19 of Part B of the Registrant’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 35.	Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York, and State of New York, on the 27th day of October, 2017.

MASTER LARGE CAP SERIES LLC
(REGISTRANT) ON BEHALF OF MASTER LARGE CAP FOCUS GROWTH PORTFOLIO

By:	/s/ JOHN M. PERLOWSKI
(John M. Perlowski, President and Chief Executive Officer)

EXHIBIT INDEX

Exhibit Number		Description
4(b)	—	Amendment No. 1 to the Investment Management Agreement